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                           [GERARD KLAUER LETTERHEAD]

September 8, 1994

ACTV, Inc.
1270 Avenue of the Americas
Rockefeller Center, Suite 2401
New York, NY 10020

Attention: Chief Executive Officer

Gentlemen:

This letter will confirm our mutual agreement to terminate, effective immediately, the letter agreement dated July 21, 1994 (the 'Engagement Letter') between ACTV, Inc. (the 'Company') and Gerard Klauer Mattison & Co., Inc. ('GKM'). Subject to our mutual consent, GKM may, subsequent to the date hereof, act as financial advisor to the Company on a case-by-case basis. In such event, unless otherwise agreed to in writing, GKM shall be compensated by the Company in accordance with the fee schedule set forth in paragraph 2(b) of the Engagement Letter.

Please acknowledge your understanding and agreement with the foregoing by signing a copy of this letter in the space indicated below.

                                          Very truly yours,

                                          GERARD KLAUER MATTISON & CO., INC.

                                          By:         DOMINIC PETITO
                                             __________________________________

ACKNOWLEDGED AND AGREED

ACTV, Inc.

By:       WILLIAM C. SAMUELS
   __________________________________



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                [GERARD KLAUER MATTISON & CO., INC. LETTERHEAD]





                                                                   July 21, 1994



ACTV, Inc.
1270 Avenue of the Americas
New York, New York 10020

Attention: Chief Executive Officer

Gentlemen:

         This letter agreement confirms the agreement of ACTV, Inc. (the "Company") to engage Gerard Klauer Mattison & Co., Inc. ("GKM") as the Company's financial advisor upon the terms and conditions set forth below.

        1. The Company desires to retain GKM as the Company's financial advisor, on the terms and conditions set forth below in this letter agreement. The Company shall engage GKM for the period from the date of this letter agreement through and including the date which is six months after the date hereof (the "Initial Period"), subject to automatic renewal for an additional six-month period unless either party shall have provided written notice to the other no later than 30 days prior to the last day of the Initial Period of its intention not to renew the term beyond the Initial Period (provided, that, subject to Section 7 below, either party shall have the right to terminate this letter agreement earlier on at least 30 days' written notice to the other (the term of this letter agreement, the "Term")), to serve as financial advisor to the Company (which term, for purposes of Sections 1, 2 and 3, shall include the Company and its subsidiaries and affiliates and any partnership or venture in which the Company or such subsidiaries or affiliates participates), subject to the parenthetical clause in the first sentence of this Section 1, and to render such financial advice as may be agreed to by the Company and GKM with respect to all financings by the Company, whether involving debt or equity (including public underwritten offerings, for which GKM shall be offered the opportunity to serve as book-running lead manager), merger and acquisition or disposition transactions involving the Company and other transactions involving the formation by the Company of or investment by the Company in any partnerships or joint ventures, the licensing of any intellectual property or

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similar rights by the Company, or the formation of any strategic alliances in which the Company participates. The services to be provided hereunder by GKM shall be on terms and conditions satisfactory to each of the Company and GKM and GKM shall not be under any obligation to consummate any Transaction (as hereinafter defined) hereunder; it being understood that any Transactions in which GKM participates shall be on a best efforts basis and GKM shall not be deemed to have provided any commitment to raise any funds by virtue of its engagement hereunder.

         2. (a) For GKM's services hereunder, the Company agrees to pay fees to GKM in cash as follows:

         (i) upon execution of this letter agreement, a non-refundable fee of $25,000; and

         (ii) upon the earlier to occur of (a) the last day of the Initial Period and (b) the consummation of any Transaction resulting in gross proceeds to the Company or having a value (as mutually reasonably determined by the Company and GKM) of $5 million or greater, as the case may be (the "Trigger Date"), a non-refundable fee of $50,000.

         In addition, (A) within 10 days of the date hereof, the Company will issue to GKM a warrant (the "Initial Warrant") to acquire 30,000 shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), with an exercise price of $5.50 per share, which shall be exercisable from and after the date hereof and for a period of five years thereafter and which shall contain other customary provisions, including customary anti-dilution protection and registration rights, and (B) on the Trigger Date, the Company shall issue to GKM a warrant (the "Subsequent Warrant"; together with the Initial Warrant, the "Warrants") to acquire 70,000 shares of Common Stock, which shall be exercisable from and after the date of issuance thereof and for a period of five years thereafter otherwise having the same terms and conditions as the Initial Warrant. The number of shares covered by the Warrant and the exercise price per share shall also be subject to customary anti-dilution protection between the date hereof and the date of issuance. GKM acknowledges that the Warrants and the underlying shares of common stock will not, upon issuance thereof, have been registered under the Securities Act of 1933 and may only be transferred or sold in compliance with such act and applicable state securities laws.

         (b) In the event that the Company (i) obtains any financing, whether in connection with the issuance of any equity, debt, convertible or exchangeable securities or otherwise, (ii) consummates any acquisition of any of the capital stock (or equivalent equity interests) or assets of any other company, entity, venture or business, (iii) disposes of any of its property or assets (including any capital stock of any subsidiary



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or equity interest in any partnership or venture) or (iv) licenses to any other person or entity rights in or to any intellectual property possessed by the Company (including patent, trademark, copyright, know-how, trade secret or other rights) (each, a "Transaction"), (A) during the Term or (B) within one year thereafter with or involving any person or entity, in each case, initially contacted by, or introduced to the Company by, GKM, or with whom the Company had any discussion in which GKM participated during the Term relating to any Transaction or the possibility of consummating any Transaction, the Company shall, upon consummation of any such Transaction, pay to GKM an amount equal to:

                  (x) in the case of clause (i) above, (A) such amount as shall be customary at the time for similar transactions in the case of a public offering (which shall not be less than 6 1/2% of the gross proceeds received by the Company in such transaction) or (B) 6 1/2% of the gross proceeds received by the Company in such Transaction in the case of a private placement or other offering; or


                  (y) in the case of clauses (ii) or (iii) above, such amount (which shall not be less than 3% of the aggregate value of such Transaction (as mutually reasonably determined by the Company and GKM) which the parties mutually determine shall be fair and equitable for such Transaction in light of then current market conditions and consistent with amounts then being paid in similar transactions; or

                  (z) in the case of clause (iv) above, (A) a reasonable percentage (as shall be agreed upon by the Company and GKM which is consistent with such amounts then being paid in similar transactions) of any lump sum, or up-front or similar one-time or periodic payment not denominated as a royalty payment and (B) an amount equal to 5% of the gross amount of royalties, license or similar payments received by the Company during the first three years of the term of any payments of such fees, in each case, as received by the Company (or such other entity);



it being understood that in the event that all or a portion of any such consideration or value consists of non-cash consideration, the Company shall pay to GKM the foregoing applicable amounts based upon the fair market value thereof, as determined in good faith by the Board of Directors of the Company and GKM.

         In addition, in the case of clause (b)(i) above, the Company shall issue to GKM warrants to acquire shares of Common Stock (substantially on the terms of the Warrants; provided, that in the case of a public offering of equity securities, such warrants shall have an exercise price of 110% of the price paid



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by the public in such offering) having a value equal to 10% of the consideration received by the Company on a fully diluted basis (after giving effect to such Transaction).

         (c) The Company will reimburse GKM, upon the consummation of any Transaction, at the expiration of the Term and upon GKM's request from time to time, for the expenses reasonably incurred by GKM in entering into and performing services pursuant to this letter agreement, including without limitation, travel and similar expenses and the fees and disbursements of GKM's counsel. GKM will consult with the Company prior to any significant expenditure of any travel or legal expenses.

         3. In the event that any Transaction resulting in gross proceeds to the Company or having a value (as mutually reasonably determined by the Company and GKM) of $2 million or greater is consummated (i) during the Term or (ii) within one year thereafter with or involving any person or entity, in each case initially contacted by, or introduced to the Company by, GKM, or with whom the Company had any discussion in which GKM participated during the Term relating to any Transaction or the possibility of consummating any Transaction during the Term, the Company shall, for a period of two years after the consummation of any such Transaction, retain GKM as its exclusive financial advisor on customary terms and conditions and shall offer GKM the opportunity, on an exclusive basis, to serve as book-running lead managing underwriting in the case of any underwritten public offerings (it being understood that in such event, GKM shall have the right to determine in its sole discretion whether to form a syndicate of underwriters in connection therewith and, if so, the identity of the participants therein). The Company does not intend to commence any public offering of securities prior to May 1, 1995. Except as set forth on Schedule 1 hereto, the Company has not entered into any financial advisory or similar engagements with any person or entity which are currently in effect and the Company shall not enter into any such arrangements with any person or entity other than GKM during the Term.

         4. The fees contemplated by this letter agreement do not give effect to the rendering of fairness or similar opinions. If the need for a fairness or similar opinion does arise during the Term or within one year thereafter, the Company agrees to enter into discussions with GKM at that time to reach a mutually satisfactory arrangement with respect thereto. The Company agrees to retain GKM to render such services on terms as shall be mutually agreed to by GKM and the Company.

         5. In the event that GKM becomes involved in any capacity in any action, proceeding, investigation or inquiry in connection with any advice rendered pursuant to this letter agreement or otherwise arising out of its engagement or the matters contemplated by this letter agreement, the Company will reimburse GKM for its legal and other fees and disbursements


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(including without limitation, the cost of any investigation and preparation) as they are incurred by GKM in connection therewith. The Company also agrees to indemnify GKM and hold it harmless against any losses, costs, expenses, claims, damages or liabilities in connection with any matter referred to in this letter agreement or arising out of the matters contemplated by this letter agreement, unless it shall be finally judicially determined that such losses, costs, expenses, claims, damages or liabilities arise solely out of the gross negligence or bad faith of GKM in performing the services which are the subject of the letter agreement; and if such indemnification were for any reason not to be available, to contribute to the losses, costs, expenses, claims, damages and liabilities involved in the proportion that the Company's interest bears to GKM's interest in the matters contemplated by this letter agreement (it being understood that if any Transaction is consummated, GKM's interest in such matters shall not exceed the aggregate fees paid to GKM hereunder as percentage of the aggregate dollar amount (or value) of any such Transaction). For purposes of this Section 5 and Section 6 below, GKM shall include GKM, and its controlling persons (within the meaning of the Securities Exchange Act of 1934) and their respective affiliates and their respective directors, officers, employees and agents. The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         6. None of (i) the name of GKM, (ii) any advice rendered by GKM to the Company or (iii) any communication from GKM in connection with the services performed by GKM pursuant to this letter agreement will be quoted or referred to orally or in writing by the Company or any of its subsidiaries or affiliates or any of their respective directors, officers, employees or agents, without, in each case, GKM's prior written authorization. The Company understands that in rendering services hereunder GKM will be relying, without independent verification, on the accuracy and completeness of all information that is or may be furnished to GKM by or on behalf of the Company or any other person that may furnish information to GKM, and (a) GKM will not in any respect be responsible for the accuracy or completeness thereof and (b) the Company will indemnify and hold GKM harmless from any loss, cost, expense, claim, damage or liability resulting from the inaccuracy of any such information.

         7. Notwithstanding any termination or expiration of the Term, the Company shall be obligated to Pay to GKM (a) any fees referred to in Section 2 and (b) expenses incurred by GKM as a result of services rendered prior to the date of the termination or expiration, and Sections 5 and 6 hereof shall remain operative and in full force and effect.

         8. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party

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hereto irrevocably submits to the exclusive jurisdiction of any State or Federal court sitting in the County, City and State of New York over any dispute arising from this letter agreement and waives the requirement that any such proceeding be tried to a jury.

         9. This letter agreement shall be binding upon the Company and GKM and the successors and assigns of both and any successor of any substantial portion of the Company's and GKM's respective businesses and/or assets. No party other than the Company and GKM (as defined in Section 5) shall be deemed a beneficiary of this letter agreement or be entitled to enforce any rights or remedies hereunder.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof in the space provided below, at which time this letter agreement will constitute a binding agreement between us.

                                       Very truly yours,

                                       Gerard Klauer Mattison & Co., Inc.



                                       By:        DOMINIC PETITO
                                          -------------------------------
                                          Name:
                                          Title:



Accepted and agreed as of
the date first above written:

ACTV, Inc.


By:        W.C.  SAMUELS
   ------------------------------
   Name:
   Title:




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                                   SCHEDULE 1


WALLER CAPITAL

Josephthal Lyon & Ross Incorporated

Wesfield Financial Corporation

Cameron Associates, Inc.

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